Exhibit 99.906Cert

CERTIFICATION
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

I, R. Alan Medaugh, President, and I, Anthony Rose, Treasurer, of North American Government Bond Fund, Inc. (the “registrant”), each certify to the best of my knowledge and belief, that:

1. This Form N-CSR filing for the registrant for the period ended October 31, 2014 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ R. Alan Medaugh
R. Alan Medaugh, President (Principal Executive Officer)
of North American Government Bond Fund, Inc.

Date: January 9, 2015

/s/ Anthony Rose
Anthony Rose, Treasurer (Principal Financial and Accounting Officer)
of North American Government Bond Fund, Inc.

Date: January 9, 2015